Exhibit 99.2

SWISHER EXPECTS TO RECORD MATERIAL NON-CASH GOODWILL IMPAIRMENT CHARGE IN FOURTH QUARTER 2013

CHARLOTTE, NC – February 25, 2014 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing solutions, announced today that it expects to timely file its 2013 Form 10-K and release fourth quarter and full year 2013 results by March 17, 2014.  As part of filing its Form 10-K, Swisher is performing its goodwill impairment analysis and expects to record a material, non-cash goodwill impairment charge in the fourth quarter of 2013.  Swisher is in the process of quantifying and finalizing the expected impairment, but it is anticipated to include all or a substantial amount of the goodwill on Swisher’s consolidated balance sheet, which totaled $101.5 million as of September 30, 2013.  The expected impairment will neither affect Swisher’s liquidity or cash flows, nor impact Swisher’s future operations.

As noted in a press release last week, Swisher will be presenting at the Robert W. Baird 2014 Business Solutions Conference today at 3:00 PM Eastern Time where it will provide an update on current operating trends.  Investors and interested parties may listen to the webcast of the presentation by visiting Swisher’s website at www.swsh.com under the “Investors” section at the appropriate time.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.  Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its network of company-owned operations, franchises and master licensees. These solutions include essential products and services that are designed to promote superior cleanliness and sanitation in commercial environments, while enhancing the safety, satisfaction and well-being of employees and patrons. These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with: (i) consumable products such as detergents, cleaning chemicals, soap, paper and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, bar towels, and linens; and (iii) manual cleaning of their facilities. Swisher serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Amy Simpson
Phone: (704) 602-7116

Garrett Edson, ICR
Phone: (203) 682-8331